PRIMUS GUARANTY, LTD.
Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS
Trustee

First Supplemental Indenture

Dated as of December 27, 2006

to

Senior Indenture

Dated as of December 27, 2006

$125,000,000

7.000% Senior Notes

Due 2036

2

TABLE OF CONTENTS*

*	This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

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THIS FIRST SUPPLEMENTAL INDENTURE to the Senior Indenture dated as of December 27, 2006, is made as of December 27, 2006, by and between PRIMUS GUARANTY, LTD., a company duly organized and existing under the laws of Bermuda, having its principal office at Clarendon House, 2 Church Street, Hamilton Hill, Bermuda (the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York Banking Corporation, as Trustee (herein called the “Trustee”).

WITNESSETH:

WHEREAS, the Company has heretofore entered into a Senior Indenture, dated as of December 27, 2006 (the “Original Indenture”), as heretofore supplemented and amended, with the Trustee;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and amended and as further supplemented by this First Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Original Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company proposes to create under the Indenture a series of Securities;

WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
7.000% SENIOR NOTES DUE 2036

Section 1.01. Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s

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7.000% Senior Notes due 2036 (the “7.000% Senior Notes”). The CUSIP Service Bureau has assigned the CUSIP Number “G72457115” to the the 7.000% Senior Notes.

There are to be authenticated and delivered $125,000,000 principal amount of 7.000% Senior Notes, and such principal amount of the 7.000% Senior Notes may be increased from time to time pursuant to Section 3.01 of the Indenture. All 7.000% Senior Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional 7.000% Senior Notes. Any such additional 7.000% Senior Notes will have the same interest rate, maturity and other terms as those initially issued. Additional 7.000% Senior Notes may also be authenticated and delivered as provided by Sections 3.04, 3.05, 3.06, 9.04, 9.06 and 11.07 of the Original Indenture.

The 7.000% Senior Notes shall be issued in definitive fully registered form without coupons, in substantially the form set out in Exhibit A hereto. The entire initially issued principal amount of the 7.000% Senior Notes that is issued shall initially be evidenced by one or more global certificates issued to Cede & Co., as nominee for The Depository Trust Company.

The form of the Trustee’s Certificate of Authentication for the 7.000% Senior Notes shall be in substantially the form set forth in Exhibit B hereto.

Each 7.000% Senior Note shall be dated the date of its authentication and shall bear interest from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

Section 1.02. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“Corporate Trust Office” means the principal office of the Trustee in New York, New York at which at any particular time its corporate trust business shall be administered, which office of this date is located at 60 Wall Street, 27th Floor, New York, New York 10005.

“Interest Payment Dates” means March 27, June 27, September 27 and December 27 of each year, commencing on March 27, 2007.

“Original Issue Date” means December 27, 2006.

“Outstanding”, when used with respect to the 7.000% Senior Notes, means, as of the date of determination, all 7.000% Senior Notes, theretofore authenticated and delivered under the Indenture, except:

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(i) 7.000% Senior Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) 7.000% Senior Notes for whose payment at Maturity the necessary amount of money or money’s worth has been theretofore deposited (other than pursuant to Section 4.02 of the Original Indenture) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such 7.000% Senior Notes.

(iii) 7.000% Senior Notes with respect to which the Company has effected defeasance, or to which covenant defeasance has been effected, pursuant to Section 13.02 or Section 13.03 of the Original Indenture; and

(iv) 7.000% Senior Notes that have been paid pursuant to Section 3.06 of the Original Indenture or in exchange for or in lieu of which other 7.000% Senior Notes have been authenticated and delivered pursuant to the Indenture, other than any such 7.000% Senior Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such 7.000% Senior Notes are held by a bona fide purchaser in whose hands such 7.000% Senior Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding 7.000% Senior Notes have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or are present at a meeting of Holders of 7.000% Senior Notes for quorum purposes, 7.000% Senior Notes owned by the Company or any other obligor upon the 7.000% Senior Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only 7.000% Senior Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. 7.000% Senior Notes so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such 7.000% Senior Notes and (B) that the pledgee is not the Company or any other obligor upon the 7.000% Senior Notes or an Affiliate of the Company or such other obligor.

“Paying Agent” means, Deutsche Bank Trust Company Americas, and its successors and assigns acting in such capacity.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the Business Day preceding such Interest Payment Date; provided, that with respect to 7.000% Senior Notes that are not represented by

6

one or more Global Securities, the Regular Record Date shall be the close of business on the 15th calendar day (whether or not a Business Day) preceding such Interest Payment Date.

“Stated Maturity” means December 27, 2036.

Section 1.03. Payment Of Principal And Interest. The principal of the 7.000% Senior Notes shall be due at the Stated Maturity. The unpaid principal amount of the 7.000% Senior Notes shall bear interest at the rate of 7.000% per annum until paid or duly provided for, such interest to accrue from the Original Issue Date or from the most recent Interest Payment Date to which interest on the unpaid principal amount of the 7.000% Senior Notes has been paid or duly provided for. Interest on the 7.000% Senior Notes shall be paid quarterly in arrears on each Interest Payment Date to the Person in whose name the 7.000% Senior Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the 7.000% Senior Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (in accordance with Section 3.07 of the Original Indenture), notice whereof shall be given to Holders of the 7.000% Senior Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the 7.000% Senior Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

Payments of interest on the 7.000% Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the 7.000% Senior Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the 7.000% Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal and interest on the 7.000% Senior Notes shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any 7.000% Senior Notes being made upon surrender of such 7.000% Senior Notes to the Paying Agent. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled

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thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

Section 1.04. Denominations. The 7.000% Senior Notes shall be issued in authorized denominations of $25.00, or any integral multiple thereof.

Section 1.05. Global Securities. The 7.000% Senior Notes shall be issued initially in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, the 7.000% Senior Notes represented by such Global Securities will not be exchangeable for, and will not otherwise be issuable as, 7.000% Senior Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a 7.000% Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee or except as described below. The rights of Holders of such Global Security shall be exercised only through the Depositary.

A Global Security shall be exchangeable for 7.000% Senior Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company within 90 days after it becomes aware of such cessation, or (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for 7.000% Senior Notes registered in such names as the Depositary shall direct.

Section 1.06. Redemption. On or after December 27, 2011, the 7.000% Senior Notes shall be redeemable at the option of the Company in whole at any time, or in part from time to time, at 100% of the principal amount thereof plus accrued interest to the date of redemption.

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Section 1.07. Sinking Fund. The 7.000% Senior Notes shall not have a sinking fund.

Section 1.08. Paying Agent. The Trustee shall initially serve as Paying Agent with respect to the 7.000% Senior Notes, with the Place of Payment initially being the Corporate Trust Office of the Trustee.

Section 1.09. Certain Covenants Excluded. Pursuant to Section 3.01(18) and 3.01(19) of the Original Indenture, Sections 7.04, 10.08 and 10.09 shall not apply to the 7.000% Senior Notes. Notwithstanding and for the avoidance of doubt, the Company shall continue to be required to comply with Section 314(a) of the Trust Indenture Act with respect to the 7.000% Senior Notes.

Section 1.10. Defeasance. In addition to the conditions set forth in Section 4.02 of the Original Indenture, in order for the Company to effect defeasance or covenant defeasance of the 7.000% Senior Notes, the Company must have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the then Outstanding 7.000% Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax in the same amounts, in the same manner and at the same time as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of a defeasance (but not of a covenant defeasance), the opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws or the regulations thereunder.

ARTICLE 2
MISCELLANEOUS PROVISIONS

Section 2.01. Recitals By Company. The recitals in this First Supplemental Indenture are made by the Company only and not by the Trustee (who makes no representation for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein), and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the 7.000% Senior Notes and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 2.02. Incorporation Of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 2.03. Executed In Counterparts. This First Supplemental Indenture may be executed in several counterparts, each of which shall be deemed

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to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 2.04. The Trustee. Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association to which all or substantially all of the corporate trust business of the Trustee may be sold or otherwise transferred, shall be the successor trustee hereunder without any further act.

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IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

Primus Guaranty, Ltd.

By:	/s/ Richard Claiden
Name: Richard Claiden
Title: Chief Financial Officer

Deutsche Bank Trust Company Americas, as Trustee

By:	/s/ Wanda Camacho
Name: Wanda Camacho
Title: Vice President

By:	/s/ Richard Buckwalter
Name: Richard Buckwalter
Title: Vice President

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EXHIBIT A

FORM OF
7.000% SENIOR NOTE DUE 2036

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.]* *

[THIS 7.000% SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS 7.000% SENIOR NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS 7.000% SENIOR NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]**

**	Insert in Global Securities.

PRIMUS GUARANTY, LTD.

$[________]

7.000% SENIOR NOTES DUE 2036

CUSIP: G72457115
No. _______________	$_________________

Primus Guaranty, Ltd., a company duly organized and existing under the laws of Bermuda (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.], or registered assigns (the “Holder”), the principal sum of [____________] Dollars ($[_______]) on December 27, 2036 and to pay interest thereon from December 27, 2006 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on March 27, June 27, September 27 and December 27 of each year, commencing on March 27, 2007, at the rate of 7.000% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this 7.000% Senior Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on the Business Day preceding such Interest Payment Date; provided, that with respect to 7.000% Senior Notes that are not represented by one or more Global Securities, the Regular Record Date shall be the close of business on the 15th calendar day (whether or not a Business Day) preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this 7.000% Senior Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of 7.000% Senior Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the 7.000% Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this 7.000% Senior Note will be made at the office or agency of the Paying Agent, in the Borough of Manhattan, City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this 7.000% Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 7.000% Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

Attest:	Primus Guaranty, Ltd.

By:
Name: Richard Claiden Title: Chief Financial Officer		Name: Thomas W. Jasper Title: Chief Executive Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name: Authorized Signatory

Dated:

REVERSE OF 7.000% SENIOR NOTE

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of December 27, 2006, as heretofore supplemented and amended and as further supplemented by a First Supplemental Indenture dated as of December 27, 2006 (collectively, as amended or supplemented from time to time, herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (the “7.000% Senior Notes”) which is limited in aggregate principal amount to $125,000,000.

The Securities of this series are subject to redemption upon no less than 30 days’ notice by mail, at any time on or after December 27, 2011, as a whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount, together with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

If an Event of Default with respect to 7.000% Senior Notes shall occur and be continuing, the principal of the 7.000% Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this 7.000% Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this 7.000% Senior Note and of any 7.000% Senior Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this 7.000% Senior Note.

As provided in and subject to the provisions of the Indenture, the Holder of this 7.000% Senior Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the 7.000% Senior Notes, the Holders of not less than a 25% in principal amount of the 7.000% Senior Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of 7.000% Senior Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this 7.000% Senior Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this 7.000% Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this 7.000% Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 7.000% Senior Note is registrable in the Security Register, upon surrender of this 7.000% Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest on this 7.000% Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 7.000% Senior Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The 7.000% Senior Notes are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, 7.000% Senior Notes are exchangeable for a like aggregate principal amount of 7.000% Senior Notes and of like tenor of any authorized denominations as requested by the Holder upon surrender of the 7.000% Senior Note.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this 7.000% Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this 7.000% Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this 7.000% Senior Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —	as tenants in common

TEN ENT —	as tenants by the entireties

JT TEN —	as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT —	Custodian for
(Cust)

___________________________________
(Minor)

___________________________________
Under Uniform Gifts to Minors Act of

___________________________________
(State)

Additional abbreviations may also be used though not on the above list.

______________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto                                          (please insert Social Security or other identifying number of assignee).

__________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE
the within 7.000% Senior Note and all rights thereunder, hereby irrevocably constituting and appointing

__________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________
agent to transfer said 7.000% Senior Note on the books of the Company, with full power of substitution in the premises.

Dated:                          ,

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

EXHIBIT B
CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Deutsche Bank Trust Company Americas, as Trustee

By:
Name: Authorized Officer

B-1